Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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[ X ]	Preliminary Information Statement

[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

GROEN BROTHERS AVIATION, INC.
(Name of Registrant As Specified In Its Charter)

SEC File Number 0-18958

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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SEC File Number 0-18958	PRELIMINARY COPY

Groen Brothers Aviation, Inc.
2640 West California Avenue, Suite A
Salt Lake City, Utah 84104

INFORMATION STATEMENT PURSUANT TO
SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND
REGULATION 14C PROMULGATED THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY.

Purpose of Information

This Information Statement is being mailed on or about May 11, 2012, to the holders of shares of the Common Stock, no par value (the "Common Stock"), of Groen Brothers Aviation, Inc., a Utah Corporation (the "Company"), as of March 1, 2012 (“Record Date”), in connection with the taking of certain corporate action pursuant to written consent of the Board of Directors and pursuant to written consent of a majority of the common and preferred stock shareholders of the Company (“the Majority Shareholders”).

The actions to be taken pursuant to the written consent shall be taken on or about May 31, 2012, (20 days after the mailing of this Information Statement).  Because shareholders holding a majority of the shares are in favor of the following action, proxies are not being solicited in this matter.

THIS IS NOT A NOTICE OF AN ANNUAL OR SPECIAL MEETING
OF THE SHAREHOLDERS AND NO STOCKHOLDER MEETING
WILL BE HELD TO CONSIDER ANY MATTER
WHICH WILL BE DESCRIBED HEREIN.

 By Order of the Board of Directors
 David Groen
 Chairman, President and Chief Executive Officer

NOTICE OF CORPORATE ACTION TO BE TAKEN
PURSUANT TO WRITTEN CONSENT OF
THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS

Because shareholders representing a majority of the shares outstanding are in favor of the proposed corporate action, shareholder approval will be achieved by written consent in accordance with the corporate laws of the State of Utah.  In an effort to minimize the Company’s expenses, a special meeting of the shareholders is not required and will not be held.

No Dissenter's Rights of Appraisal - The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be approved by the shareholders.

1.  Share information.

(a)  Outstanding Shares and Voting Rights.

As of the Record Date, the Company's authorized capital stock consisted of 500,000,000 shares of Common Stock, no par value, and 200,000,000 shares of preferred stock, no par value, consisting of four series of preferred stock with 50,000,000 shares authorized within each series.  The rights, terms and preferences of preferred stock are set by the Board of Directors of the Company.  As of the Record Date, the Board of Directors had only set rights, terms and preferences of Series A and Series B preferred stock.  As of the Record Date, there were 171,416,289 shares of Common Stock outstanding.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock have executed an agreement to execute a written consent approving of the proposals discussed herein, and having sufficient voting power to approve such proposals through ownership of capital stock, no other stockholder consent will be solicited in connection with this Information Statement.

Each share of the Series A Preferred Stock may cast one hundred (100) votes on all matters submitted for a vote to the holders of Common Stock, voting together with the holders of Common Stock as a single class.  As of the Record Date, there were 1,400,000 shares of Series A Preferred Stock outstanding, representing 140,000,000 votes on all matters submitted to a vote of the holders of Common Stock.  As of the Record Date, there were 48,144,000 shares of Series B Preferred Stock outstanding.  The holders of the Series B Preferred Stock have no voting rights.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on May 31, 2012.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

(b)  Security Ownership of Certain Beneficial Owners and Management.

The following tabulation shows, as of the Record Date, the number of shares of Common Stock owned beneficially by: (a) all persons known to be the holders of more than five percent (5%) of voting securities, (b) Directors, (c) Executive Officers and (d) all other Officers and Directors as a group:

	Amount and Nature of
	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Shares	Percent

(a) Principal Stockholders Holder Over 5%

David Groen
2640 W. California Ave.
Suite A Salt Lake City, Utah 84104	17,189,218 (2)	8.9%

(b) Directors

David Groen
2640 W. California Ave.
Suite A Salt Lake City, Utah 84104	17,189,218. (2)	8.9%

Robert H. H. Wilson
2640 W. California Ave.
Suite A Salt Lake City, Utah 84104	3,016,667. (3)	1.5%

(c) Executive Officers

David Groen and Robert H. H. Wilson, as named above

(d) Officers and Directors as a Group	20,205,885.	10.4%

(1) Unless otherwise indicated, each person identified in the table has sole voting and investment power with respect to the common stock beneficially owned by such person. The total number of outstanding shares included in the computation of percentages is 171,416,289 plus 23,363,334 options, which are exercisable by executives and directors within 60 days, for a total of 194,779,623.

(2) Includes 8,452,884 shares owned by David Groen, 2,103,000 shares beneficially owned held by family trusts and 510,000 options exercisable by David Groen.
(3) Includes 300,000 shares owned by Robin Wilson, 100,000 shares beneficially owned held by family trusts and 603,333 options exercisable by Robin Wilson.

           In addition to the above, Series A Preferred Stock ownership is as follows:

David Groen	Chairman, President and CEO	1,025,000 shares
Robert Wilson	Executive VP and COO	125,000 shares
Margaret Groen	Widow of the late Jay Groen, former Chairman	125,000 shares
Dennis Gauger	Former Director	125,000 shares

Each share of the Series A Convertible Preferred Stock entitles the holder to cast one hundred (100) votes, or a total of 102,500,000 votes by David Groen and 12,500,000 votes by each other party, respectively, on all matters submitted to the stockholders for a vote, voting together with the holders of the common stock of the Company as a single class.

2.  Changes in Control

The Company is restructuring its business plan and business operations.  Though operations of the Company are being sold and transferred to a separate entity, control of the Company as an on-going entity will not change.

3.  Matters to be Consented To

The Company currently has little or no public market for its common stock.  Based upon current market conditions and limited brokerage firm interest in low priced securities, management has determined that it is in the Company’s best interest to effectuate a restructuring with its primary creditor.

Origins of the Company

Twenty-six years ago David and Jay Groen had an insight that led to the founding of Groen Brothers Aviation, Inc. (hereinafter referred to as “GBA” or “the Company”).  David’s service as a combat helicopter pilot and aircraft commander in Viet Nam, and later as a commercial helicopter pilot in the U.S. and Asia, and Jay’s “black” flights as a US Air Force Chinese linguists during the Viet Nam war and later as a CIA analyst, provided them extensive experience in fixed-wing airplanes, helicopters, and other rotorwing aircraft.  Importantly, they recognized both the capabilities and limitations of each type of aircraft, particularly the mechanical complexity and safety issues of the helicopter that translated into heavy cost.  This insight lead them to devote their lives to developing a modern rotorwing type of aircraft that was originally invented in the 1920’s as an airplane that cannot stall.  The aircraft was the gyroplane (formerly called “autogiro”).  The autogiro was the predecessor to the helicopter, which followed twenty years later.  This aircraft, later formally named the gyroplane, blended the versatility of the helicopter with the safety, stability, and low cost of a fixed-wing airplane.

Although it has a rotorwing much like a helicopter, the gyroplane is more closely related to an airplane.  A gyroplane has none of the components of a helicopter except a rotor – no transmissions or gearboxes and no tail rotor.  On the other hand, a modern gyroplane has nearly everything an airplane has, plus a rotor.  Essentially, GBA’s gyroplane design is “an airplane that doesn’t need a runway.”  Unlike a helicopter that obtains both its lift and thrust from its engine-driven rotor – functioning as both its wing and its propeller, the gyroplane only obtains lift from its rotor and its forward thrust from an engine driven propeller, much like an airplane.  The rotor on a gyroplane, however, is not powered in flight.  The rotor turns and provides lift by the air moving through the rotor by the forward movement of the aircraft.  Although unable to hover, a gyroplane can fly very slowly and with prerotation of its rotor is capable of making a vertical take-off and landing (VTOL), thereby eliminating the need for a runway.

By the 1930’s, the gyroplane had established itself as an effective commercial and military vehicle.  It was used by private aviation, and also by the U.S. Post Office to deliver mail from its roof tops.  It was also used by the military of several countries for transportation and surveillance.  But by the 1940’s the gyroplane had largely disappeared, displaced by the technology of the helicopter whose ability to hover proved valuable to the military.  Until recently, only small numbers of recreational pilots flying home-built kits remain as devotees of the gyroplane.

Seeing recreational gyroplanes in the light of his own helicopter experience, David Groen quickly perceived that the kit gyroplane, typically a single or two-seat open cockpit sport aircraft of that period that still needed a runway, incorporated little of what had been learned about rotary-wing flight from the evolution of the helicopter.  He envisioned a market opportunity for a company that could develop an easy-to-fly and cost efficient VTOL gyroplane that could compete effectively in the general aviation market.

More significantly, he understood that a gyroplane designed and built with state-of-the-art aerospace engineering and aerodynamics, advanced materials, and proprietary technology could offer safety, performance, and cost advantages for many roles of both helicopters and airplanes.  Those advantages over the limitations of scale and speed inherent in a helicopter, and the runway requirements of an airplane, could lead sustained autorotative flight technology to large, fast, and economical gyroplanes that could open up a new market for runway-independent aircraft.

Initial GBA Research & Development into Gyroplane Technology

Starting with the usual constraints upon an individual entrepreneur, David looked to make his initial entry of his vision with an advanced designed recreational gyroplane that would be easy-to-fly and cost-efficient for the most immediate market.  In the early nineties that vision began to take shape in a proverbial “garage” in Salt Lake City, Utah.  Using only personal funds, he and his brother Jay designed and built their first gyroplane, which was a proof-of concept single-seat open cockpit aircraft called the “Hawk Point 5” that he personally flew in 1987 on its first and subsequent flights.  This aircraft incorporated the first variable collective pitch controlled rotor system for a gyroplane, a feature that would enable a smooth jump takeoff and higher speed.  The encouraging test flights of this aircraft led to David and Jay forming Sego Tool, Inc. (later renamed “Groen Brothers Aviation USA, Inc.”) in March of 1988 as a private company, gaining the support of new investors.  With this support the brothers recruited a small employee group and proceeded with the development of its next prototype test vehicle, the larger and much faster fully enclosed cockpit single-seat Hawk 1 Gyroplane.

In October 1990, in recognition that access to public capital markets could help fill the need for further funding, David and Jay reformed their company by the reverse merger into an existing public corporation.  The surviving company changed its name to Groen Brothers Aviation, Inc., with Jay as Chairman and David as President.  Consequently, their vision and project became a fully reporting public corporation with the stock symbol “GNBA.”

With new access to the public market, further fundraising enabled support for the development of the Hawk 1 Gyroplane, which made its first flight in September 1992.  This and subsequent test flights verified the stability of the aircraft, confirmed its low drag design, and provided data for optimization of yaw, pitch, and roll performance, flight controls, engine cooling airflow, and the requirements for prerotation of the rotor for jump take-off using their now patented “collective pitch controlled rotor system for a semi-rigid rotor” on sustained autorotative flight vehicles.

In the following year, this experience led to new innovations in design, including development of a unique rotor-blade airfoil specific to optimization of sustained autorotative flight.  The company also developed new manufacturing techniques.  The next generation aircraft was the two-seat Hawk H2X Gyroplane.  The prototype was first flown in February 1997 and expanded the gyroplane flight envelope well beyond that of the Hawk 1 and notably increased speed beyond that of typical helicopters of that era.  Furthermore, with this aircraft, GBA was able to demonstrate a smooth vertical jump takeoff at 8,000 ft density altitude at max gross weight, a world record-breaking achievement for gyroplanes.  The H2X was a breakthrough that showed that the modern gyroplane, with its scalable technology, could compete in a broad range of world markets.

The FAA Certified Aircraft Market

As noted earlier, David and Jay had envisioned that the opportunities for gyroplanes, and for GBA, extended well beyond the original general aviation market objective.  They believed it now had broad potential for commercial, law enforcement, and military applications.  As a result, in 1995 they retained a reputable market research organization to assess the potential market.  The research concluded that a larger Hawk model with 4-5 seats and FAA certification could compete profitably against the then comparable Bell and Aerospatiale products.  As a result, in 1995 the Company had initiated a design concept for what it then called the Hawk 4 Gyroplane.

With the successful performance of the Hawk H2X prototype confirming the potential of GBA’s concept and the accuracy of its forecasts for the performance of the technology, the decision needed to be made between the two-seat and four/five-seat versions.  Although market interest for an aircraft of the size of the H2X existed, a greater interest had emerged for a larger aircraft and discussions were initiated with the FAA.  Recognizing also that the technology incorporated in the H2X would be both technically advantageous and cost effective for a larger aircraft, the H2X would be unable to be fully utilized for the general aviation market at a profitable sales point.  As a result, Jay and David made the decision to proceed with a major program to produce an FAA Type Certified four place aircraft to be called the GBA Hawk 4 Gyroplane.

To set this program in motion, the Company leased a new building suitable for the design and construction of the test aircraft; established a flight test center in a favorable location in Arizona; designed a 200,000 sq. ft. manufacturing facility capable of producing 720 gyroplanes a year; and built a significant management, engineering, and manufacturing workforce that at peak was close to 135 people.  At the same time, David was overseeing the final design of the aircraft, pushing forward the FAA certification process, and initiating a substantial dealer program as the keystone of the marketing effort, while at the same time ensuring the necessary ongoing funding through a combination of equity and debt.

The first pre-production piston-engine version of the four-seat Hawk 4 Gyroplane flew in September 1999, followed by a turbine-engine version in July 20001, powered by a Rolls-Royce Model 250 gas-turbine turboprop engine with 420 shaft horsepower.  The Hawk 4 was the world’s first turbine engine gyroplane.  Based on the superior operating performance the latter aircraft demonstrated by its flight tests, the Board proceeded with an FAA certification program based on the turbine engine for a variety of commercial uses and was to become GBA’s first “major production” aircraft.  The Hawk 4 Gyroplane incorporated rotor blades optimized for autorotative flight and GBA’s patented rotor system with a variable collective pitch control.  This enabled the pilot to optimize the rotor blade pitch to the existing conditions for higher in-flight performance and to attain a smoothly controlled vertical take-off and landing.  The turbine engine allowed the Hawk 4 to compete with turbine-powered helicopters.

With these capabilities, it was anticipated that the improved safety, performance, reliability, maneuverability, and operating cost of the Hawk series gyroplanes would permit them to compete with helicopters for most of their missions.  Potential customers included:

1.	Law enforcement (police, sheriff, border patrol, customs, drug interdiction);

2.	Public service agencies (fire patrol, wildlife, land management);

3.	Military (courier, armed surveillance, VIP transport, forward artillery control, ground attack, unmanned aerial vehicle);

1 The piston-powered Hawk 4, although with space for a pilot and four passengers, was limited by maximum payload to four occupants.  The more powerful turbine version can carry a pilot and four passengers.

4.	Commercial (oil, gas, and power line patrol and inspection, land survey, aerial photography, crop spraying, herd management, air taxi service, corporate transport)

5.	Private (commuting, sport flying, training).

Accident and incident free for the life of the Hawk 4 program, in the following two years, the Hawk 4 Gyroplane flew close to three hundred hours in several hundred sorties during its pre-certification flight-test program.  It also flew many flights demonstrating its utility and versatility at air shows and elsewhere throughout the country.  As an example, in one unusual display, the Hawk 4 Gyroplane showed its ability to spray fertilizer or insecticides more accurately and economically than either a fixed wing airplane or a helicopter due to it neither needing the runway of an airplane nor generating the dispersing downwash of a helicopter.  Orders for 140 Hawk 4 Gyroplanes had been received through a network of over 20 dealers, and in November 2000 the Hawk 4 was featured as the cover story in Aviation Week & Space Technology, in a very favorable story of the aircraft and of GBA.

Substantial progress had also been made by the summer of 2001 in the lengthy and expensive certification process.  This required partial fuselages manufactured as test vehicles to meet FAA crashworthiness requirements and seating to meet a new FAA standard requiring the ability to withstand a 30g vertical impact, which was far beyond that of any then current helicopter.  At that time all certificated helicopters operated according to an earlier standard.  The Hawk 4 Gyroplane was scheduled to be the first rotary-wing aircraft to be certificated under the new standard.

As the “dot com” bubble began to burst in spring 2000, U.S. equity markets experienced substantial decline and consolidation.  Nonetheless, in May of 2001, David had arranged a multi-million dollar, three year equity financing commitment from an institutional investor.  This transaction was expected to cover a major part of the anticipated additional funding needs to bring the aircraft to market in 2004.  Thus, by summer of 2001, with test flying proceeding according to plan; the FAA certification program moving forward; aircraft orders in hand; plans in place for production; and funds seemingly assured, David could be confident that GBA would be close to being the first successful post WWII producer of a new aircraft type since Sikorsky’s helicopter.  In the background, however, there were disconcerting developments.

The collapse of the “Tech Sector” stock market in late 2000, although primarily affecting information technology stocks, began to impact other advanced technology industries, particularly for those companies like GBA where there was still a significant time to market.  In that financial climate, the September 11, 2001 terrorist attacks had a heightened impact on many research and development companies, driving stock prices down generally, but particularly on developing companies needing further infusion of significant amounts of cash in order to execute its business plan.  In these circumstances, the bright future of a few months earlier became cataclysmic.  All that had been accomplished over the previous years had to be put aside as the drastic drop in stock prices nullified the assumptions of the equity funding entered into four months earlier, rendering it and many other funding sources unavailable.

David and Jay quickly recognized that immediate and drastic action had to be taken in order for the Company to survive and to preserve its valuable technology.  Exactly thirty days after 9/11, they had orchestrated a very painful but necessary plan for survival that included a suspension of the Hawk 4 FAA certification program, the layoff of a large majority of the personnel involved in the commercial Hawk 4 program, the negotiation of deferred payment terms with all significant creditors, and a new concentrated focus on sales to government markets.  The Company laid off 100 of its 135 employees.

Notably, the brothers saw the opportunity to address the need for new missions necessitated by the terrorist attacks.  The capabilities of the Hawk 4 Gyroplane could be applied to Homeland Security activities such as border patrol, protection of pipelines, nuclear plants, and key transportation infrastructure.  Added to those needs, they saw the dangers to the country in GBA’s own backyard with the 2002 Winter Olympics taking place less than six months after 9/11, which loomed as an attractive and vulnerable target for another hurtful terrorist attack.  In quick order, the Company was able to organize the complex task that enabled the Hawk 4 Gyroplane to be approved as an official participant in the security arrangements for the 2002 Winter Olympic Games and then to perform superbly in that role.  The aircraft and its crew, flying some sixty-seven observation patrol flights, was the only rotorwing aircraft to be mission ready 24/7, being available to meet the demands of every call to duty from the Utah Olympic Public Safety Command (UOPSC).  This demonstrated clearly the merits that David had been claiming for the gyroplane since he and Jay founded the Company many years earlier.

Encouraged by the performance of the Hawk 4 in the Winter Olympics and by its selection to be displayed in July 2002 outside the Senate Office Building in Washington D.C., as part of the Small Business Homeland Security Exposition organized by the Senate Small Business Committee, the Company continued to press its case for use in government.  Following its static display for the Senate Homeland Security Expo, where the Senate Committee Chairman declared the Hawk 4 Gyroplane his favorite product of the show and described its unique capabilities on “Wolf Blitzer Live,” in his summation at the closing ceremony.  The Company then took the aircraft to Leesburg Airport in Virginia and gave demonstration flights to a wide range of U.S. government agencies.

Regrettably, while these efforts aroused interest, including 57 letters from nation-wide Law Enforcement Agencies requesting funding for Hawk 4 Gyroplanes from the Department of Homeland Security, none resulted in timely orders.  This necessitated suspension of flight testing of the Hawk 4 in the summer of 2002 due to lack of financial resources.  Further development toward commercial certification of the Hawk 4 was deferred pending obtaining the funding necessary to complete it.  While considerable efforts were made in subsequent years, including the signing of a Memorandum of Understanding for manufacture in Europe, none were successful.  GBA continues to utilize its Hawk 4 Gyroplane, not with sales expectations, but as a vehicle for flight testing components to be used on more advanced gyroplanes incorporating technology that have been subsequently developed by the Company.

 A Brief Return to the Company’s Roots – the Development of the SparrowHawk

While recognizing in 2002 the infeasibility of continuing at that time with FAA certification of the Hawk 4 Gyroplane, the Company also noted that the general aviation kit-plane market still lacked the safe, economical, easy-to-fly gyroplane that David and Jay originally intended to produce.  Since this market does not require the costly certification process required for a production aircraft like the Hawk 4, entry could be achieved at a much lower cost.

Furthermore, David and his management team believed that the kit-plane market could expand significantly as a result of GBA’s entrance with a gyroplane properly designed for that market.  Although hundreds of kit-built small gyroplanes have been produced by a variety of manufacturers over many years, for the most part, it was evident that many of these gyroplanes did not incorporate a full understanding of gyroplane flight dynamics.   Moreover this contributed to the fact that fatality statistics of kit gyroplanes did not reflect the inherent safety of the gyroplane.

This poor safety record of homebuilt gyroplanes was particularly troublesome because David and Jay remained convinced that the technology that the Company had developed could be utilized in certificated gyroplanes and intended to return to that market whenever an opportunity arose.  Thus, GBA had an important vested interest in the reputation of gyroplane safety in general.  It made sense to bring a gyroplane to this market that incorporated the Company’s understanding of autorotative flight especially to protect the reputation of the gyroplane and also to generate some revenue from an underserved market.  For this reason, GBA established a subsidiary company, American Autogyro, Inc., to enter this market, first with a modification kit that could be fitted as a safety advance for the most popular gyroplane of that era, and later with a two-seat kit gyroplane of the Company’s design named the GBA SparrowHawk that entered service in 2004.

By 2008, the SparrowHawk had become the best selling gyroplane in its category and achieved the objective of creating an understanding within the gyroplane kit industry of the critical thrust dynamics that had previously led to accidents.  Nevertheless, the kit program continued to be a financial drain on the Company with a negative gross profit on sales of SparrowHawk kits.  The number of SparrowHawk kits sold had fallen below expectations, due in part to lack of funding to finalize product development and to pay for increased sales and marketing efforts.  In part, this funding constraint resulted from the Company being chosen by the Defense Advance Research Projects Agency (DARPA) to lead its Heliplane project, the most important program of GBA’s existence.  The Heliplane was to be a VTOL rotorwing aircraft capable of speeds and ranges more than double current helicopter performance.  Substantially all of the Company’s resources became dedicated to the Heliplane program and thus the SparrowHawk program by necessity suffered from lack of resources.

Although some 100 SparrowHawk kits were sold and the SparrowHawk program was maintained in parallel with the DARPA project for some time, prospects of reaching a satisfactory profit level in a deteriorating economic climate were not promising.  In addition, the kit aircraft business was not compatible with the DARPA project or with the design, manufacture, and marketing of more sophisticated aircraft required by military and commercial customers that David envisioned for the Company’s future.  Therefore, in May 2008, the Board, with David as Chairman following the untimely death of Jay in October of 2006, decided to cease production of the SparrowHawk and to seek to sell the program to a buyer with more compatible operating conditions and strategic interests, thus allowing the Company to concentrate its limited financial resources on research and development of more advanced fully assembled aircraft, particularly those based on the technology that had emerged directly or indirectly from the Heliplane project.

A Major Advance in Gyroplane and Gyrodyne Technology – the Heliplane Project

Earlier David and Jay had recognized that the gyroplane technology emerging from GBA’s developmental efforts had significant potential for military and other government projects.  With this in mind, Jay had moved the Chairman’s office to Washington and he began the process of making relevant contacts in military and political circles.  Importantly, he arranged presentations of GBA’s views on the potential of its technology to DARPA, to other military agencies including the Aviation Applied Technology Directorate (AATD) which is the largest purchaser of military rotorcraft, and to major aerospace companies as well.  DARPA is the central research and development organization for the U.S. Department of Defense (DoD).  It manages and directs select basic and applied research for the DoD, emphasizing technology development projects where payoff is high and where success may provide dramatic advances in the capabilities of this country’s combat forces.

Jay and David’s efforts led first to GBA joining a team headed by Georgia Tech Research Corporation that offered a detailed response to a proposal from AATD for the concept design of a large (20 ton payload) vertical lift freighter aircraft in what was named the Joint Heavy Lift (JHL) Program.  This aircraft with a required speed up to 250 knots (287 mph) would be based on GBA’s gyroplane technology, extended by research work previously undertaken by GBA for a potential Navy project into the use of tip jets to power the rotor of a gyroplane for VTOL and hovering.  A gyroplane in this configuration is known as a gyrodyne.

Although GBA was not chosen as one of the five companies to receive a $3.5 million research contract, GBA was instead chosen by DARPA to lead the $50 million program called ‘Heliplane.’  This called for the design of a proof-of-concept high-speed, long range, VTOL gyrodyne rotorcraft, intended as a demonstrator aircraft for potential use in combat search and rescue roles.  It called for the design of a gyrodyne to fly at a forward speed of 400 mph, a speed twice as fast as is typical for helicopters, with a 1,150 mile range.  Essentially, this aircraft would offer the VTOL capability of a helicopter with the fast forward flight capability of an airplane.  In conjunction with Georgia Tech, Williams International, and other major participants as subcontractors, a proposal using GBA’s gyroplane and gyrodyne technology was submitted and in May of 2005 and on October 31, 2005, DARPA announced that it had selected the GBA-led team to undertake the Heliplane program.

Phase I of the four phase program was completed in February 2008.  At the preliminary design review (PDR) meeting lasting four days in November of 2007, DARPA and its independent consultants reviewed the results presented by the Heliplane team.  The following month DARPA issued its concurrence that the Heliplane Team had met all the major specifications of the project, notably the speed, range, payload, and hover performance objectives.

However, with the US involved in two wars and with the collapse of the economy beginning in the spring of 2008, DARPA did not fund the further phases of the Heliplane program.  Thus, the Heliplane program was put on hold, where it remains today.

For GBA, this situation was very troublesome.  With the delay in the start of Phase II, the Company faced a dramatic reduction in its operational cash flow.  To make matters much worse, in 2008 the U.S. experienced a major economic collapse that took the banks and securities business to the brink of failure.  With the conditions in the capital markets at that time making obtaining new investment inaccessible for companies like GBA, the Company had no alternative but to retrench.

The staff that David and his management team had reassembled back up to nearly 100 employees, which had been described by Rotor & Wing International, as “… a powerhouse of rotorcraft research,” could no longer be kept together.  Stepping up to the reality of the situation, at the end of May 2008, David reduced the workforce by the laying off of all but six employees.

On the verge of collapse, in September of 2008, four months after the layoff, GBA was able to arrange new funding from its largest and long-standing investor.  This funding was in the form of debt financing that was secured by substantially all of the company’s assets including all of its intellectual property, technologies, and knowhow.

This permitted GBA to continue its work, with limited resources, to look for opportunities for new GBA gyroplanes that could take advantage of technical developments since the Hawk 4 was designed.  Those advances in technology enabled gyroplane designs that would maintain the inherent advantages demonstrated by the Hawk 4 Gyroplane and developed during the GBA DARPA Heliplane program, namely simplicity, safety, high performance, low operating cost, and high utilization compared to other types of rotorcraft, while offering an increase in speed, range, payload, and vertical take-off capability.  Assessment of the potential markets both in the United States and overseas indicated that the market for an easy-to-fly low cost two-person surveillance aircraft had excellent potential for both government and commercial uses.  Meanwhile, the market for air tour, air taxi, and corporate runway-independent aircraft had also grown, although the “sweet spot” had extended from the 4-5 seat optimum at the time of the design of the Hawk 4 to 6-7 seat aircraft.

The Seven Seat GBA ArrowHawk Gyroplane

Assessment of the evolving rotorcraft market and of competitors’ products in the context of the potential new performance capabilities, lead to the recognition that a new seven seat gyroplane (pilot and six passengers) would extend and enlarge the commercial market previously envisaged for the Hawk 4 Gyroplane.  Well suited to the future market place, such an aircraft had the potential to offer economic and performance advantages over competitive aircraft types for applications ranging from tour operations to power/pipeline patrol.  David therefore initiated the design of such a successor to the Hawk 4 called the GBA ArrowHawk to compete in this market.  The Company has since entered into discussions with potential joint venture partners in Asia related to its production.  Notably, the Company arranged for the construction of a full scale model of the ArrowHawk for exhibit at China’s largest Air Show, the China International Aviation & Aerospace Exhibition in Zhuhai in November 2010.  With prime positioning at the exhibition among the world’s leading aircraft manufacturers, the ArrowHawk model attracted substantial attention.

Business interest in the ArrowHawk and its potential application in China was greatly enhanced because in October 2010, shortly before the Exhibition, the Chinese State Council, Central Military Commission approved the “low-altitude airspace management reform guidance.”  This indicated the strong likelihood of an impending relaxation of regulations limiting the use of private and other commercial aircraft in China, stimulating new excitement over the potential use of small aircraft such as the ArrowHawk that had not been previously permitted.  This lead to an invitation for David to be a speaker at the “China International General Aviation Summit” held in Shanghai in April 2011.  This Conference, held in association with the Civil Aviation Administration of China (“CAAC”), dealt directly with “Opportunities and Challenges under China’s Low-Altitude Airspace.”  David’s address, “The GBA Gyroplane: An Airplane That Doesn’t Need A Runway,” was well received in a nation of nearly a billion and a half people with very few runways.  Since then several Chinese parties have approached the Company to explore an interest in cooperation in the development of the ArrowHawk and other gyroplane and gyrodyne products for commercial use.

GBA ShadowHawk Gyroplane

In parallel with the ArrowHawk, the Company undertook the initial design of a smaller two-seat gyroplane, named the GBA ShadowHawk, using comparable technology to that of the ArrowHawk and intended for aerial observation for both commercial and public agency usage.  Unlike the two-seat SparrowHawk, designed with side-by-side seating for sport aviation, the ShadowHawk has tandem seating with optimized viewing for pilot and observer and again unlike the kit-built SparrowHawk, the ShadowHawk is designed as a fully-assembled aircraft with the intent of obtaining full FAA or equivalent certification.

Like the ArrowHawk, the ShadowHawk has aroused interest in China, particularly for power-line and pipeline patrol in areas difficult to access safely by ground or other air vehicles, including high-altitude sites.  In view of these market demands, the ShadowHawk is intended to be offered with a range of engines, including a turbo-charged version for mountainous terrain and a turbo-prop version for high performance.

Earlier discussions with the Office of Domestic Preparedness (“ODP”) on gyroplane usage emphasized the merits of the SparrowHawk as a readily available, ultra-low cost air surveillance vehicle.  Similarly, discussions held with the Department of Defense for the use of gyroplanes for mine and bomb detection to counter those threats in Iraq and Afghanistan emphasized its low cost and early availability in relation to other solutions.  In both cases, it became clear that while these government agencies had an interest in the potential performance and reliability of a gyroplane, there was a strong preference for aircraft with FAA or equivalent certification.  The ShadowHawk specifications incorporate lessons learned from those discussions, making those agencies also potential customers for the ShadowHawk.

Military Opportunities

Although the climate for defense expenditures in the United States is not encouraging for an early reopening of the Heliplane project, the capabilities and costs of gyroplanes and gyrodynes for military use, both manned and unmanned, offer significant advantages over other types of aircraft.  We continue to seek opportunities with the DoD and elsewhere where permitted under U.S. International Traffic in Arms regulations (ITAR), where our Heliplane technology and other expertise can offer special advantages for U.S. military needs, both manned and unmanned.

Ongoing Financial Support

After the Heliplane Program was discontinued, the Company was left with no reliable source of revenue that could support even the modest ArrowHawk, ShadowHawk, and military initiatives described above.  Furthermore, the Company’s assets are essentially all in its technology and cannot be reflected on its Balance Sheet as an offset to the extensive debt incurred.  In that context, it was not feasible to raise funds through stock sales or from conventional debt sources.  Continuation of the Company’s operations was only possible through the support of its major creditor.  In recognition that other acceptable sources of funding on this scale were not available, David and the Board agreed to secure these new loans by pledging the Company’s assets: its patents, intellectual property, and limited hard assets.  Such essential funding has extended to over a three year period to date.

The Plan to Restructure, Survive, and Participate in Future Development

GBA started the past fiscal year with operational expenses of approximately $300,000 per month, with no income from operations.  Despite the continued support from key creditors, GBA has been unable to attract any equity capital since 2008.  As the national and worldwide financial equity markets continue to constrict, with only slight improvement in recent months, GBA has been forced to face the dire prospects of filing for Chapter 11 reorganization, or even Chapter 7 liquidation.

Following months of in depth negotiations with all its creditors, most of whom are significant equity holders as well, GBA has reached an agreement for accomplishing a financial restructuring without having to seek protection through a bankruptcy filing.  Had GBA been forced into a Chapter 11, only the secured creditors would have had any equity or other interest in the Company because the bankruptcy process would have eliminated all shareholders and all non-secured creditors.  Management believes also that Groen Brothers Aviation’s name and reputation world-wide would have been harmed as well.  The restructuring plan that has been negotiated with the only secured creditors keeps intact all shareholders and treats all creditors converting their debt to equity pari passu to the percent of debt they hold, whether or not secured.

The GBA restructuring will result in the elimination of substantially all of the company’s debt obligations, which currently exceed $170 million, through the exchange of all of such debt for stock in a new private entity to be formed by GBA, and at this time is expected to be named, “Groen Brothers Aviation Corporation” (GBAC).  In return GBA will transfer substantially all its assets, notably all of its technologies, knowhow, and associated patents, into Groen Brothers Aviation Corporation in exchange for this relief of debt and receipt of some continued ownership of Groen Brothers Aviation Corporation.

The transfer of these assets requires approval through a vote of the Company’s shareholders holding a majority of the voting shares.  The Company has received from holders of a significant majority of voting shares, a contractual commitment to vote in favor of this plan.  Because of continued accrual of interest by all interest-bearing debt and of continued funding, the precise breakdown of the ownership of GBAC will not be established until the date of closing.  However, based upon the accrued value of these obligations as of December 31, 2011, it is anticipated that the ”Secured Debt Obligation Holders” in the aggregate will own approximately 70% of GBAC, the “Other GBA Debt Obligation Holders” in the aggregate will hold approximately 17%, Management combined will hold 9%, and GBA will hold 4% of Groen Brothers Aviation Corporation.  It is anticipated that Groen Brothers Aviation Corporation will also form subsidiaries where GBA developed technologies will be utilized and significant additional funding will be raised in those subsidiaries to complete the commercialization of GBA’s Civil and Military technologies, both manned and unmanned.

The activities that heretofore have been undertaken by GBA and its operating subsidiary Groen Brothers Aviation USA, Inc., will be carried forward by the operations and development of Groen Brothers Aviation Corporation.  So that we may be able to retain the ‘good-will-value’ of the Groen name within the aerospace industry, the Groen Brothers Aviation name will be kept by it doing business as “Groen Brothers Aviation Corporation.”  GBA will continue to be a “holding company,” but whereas it now owns 100% of its technologies and is in debt by more than $170,000,000, its total assets will become a minority interest in Groen Brothers Aviation Corporation and will be, essentially, debt free.

In summary, Management believes that this restructuring plan represents the best possible opportunity for the Company’s creditors and shareholders to emerge from what has become an unsupportable debt burden.  Though debt financing was very instrumental in helping to create the advanced technologies that we have developed over the years, the debt burden has been a major impediment to GBA being able to exploit the value of these technologies, both civil and military.

Following the restructuring, the new company’s standing in the industry is expected to be immensely stronger than that which GBA could achieve.  This should create opportunities for GBAC to exploit GBA’s gyroplane technology which otherwise likely would have been closed to GBA.  The restructuring plan allows GBA to move into the future, too, although on a smaller scale.  Consequently, the restructuring plan represents the best plan available to the Company that preserves shareholder and creditor value.

The foregoing matters will be consented to by a majority of the Company’s common and preferred shareholders in conformance with Utah law.

4.  Vote Required for Approval

Approval of the proposed above action requires a vote of the shareholders holding a majority of shares as of the Record Date.  Because shareholders holding a majority of the common and voting preferred shares are in favor of the proposed actions, proxies are not being solicited in this matter and the corporate action will be approved by written shareholder consent.

5.  Interest of Certain Persons In or Opposition to Matters to be Acted Upon

Other than what has been discussed above, including the Management’s expectation to receive 9% of GBAC, no director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holding or otherwise, in the matters discussed herein.

6.  Other Matters

         The Company's Annual Report on Form 10-KSB was filed with the Securities and Exchange Commission on October 13, 2011.  The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2011 was filed with the Securities and Exchange Commission on November 15, 2011.  The Company's Quarterly Report on Form 10-QSB for the quarter ended December 30, 2011 was filed with the Securities and Exchange Commission on February 14, 2012.  The Company will furnish a copy of these reports, including any exhibit filed thereto, upon request of a stockholder to David Groen, Chairman, President, and CEO, Groen Brothers Aviation, Inc., 2640 W. California Ave., Suite A, Salt Lake City, Utah 84104; (801) 973-0177.

Safe Harbor Statement/Forward-Looking Information Disclaimer

Certain statements in the news release by Groen Brothers Aviation are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking information is subject to risk and uncertainty.  Certain statements in this Press Release may contain forward-looking information that involves risk and uncertainty, including but not limited to, the Company’s ability to fund ongoing operations and to complete its obligations under the government contract and its other ongoing commitments.  Future results and trends depend on a variety of factors, including the Company’s successful execution of internal performance plans and agreements; product development and performance; risks associated with regulatory certifications of the Company’s commercial aircraft by U.S. and foreign governments; government bid and funding availability uncertainty; other regulatory uncertainties; performance issues with key suppliers and subcontractors; governmental export and import policies; and the ability to adequately finance operations including meeting its debt obligations, fund manufacturing and delivery of products.